Exhibit 21

State of Incorporation or
Wholly-Owned Entities	Country in Which Organized
Cambridge Technology CGP, Inc.	Delaware
Cambridge Technology Colombia S.A.	Columbia
Cambridge Technology Partners (Switzerland) SA	Switzerland
Cambridge Technology Partners do Brasil s.c. Ltda	Brazil
Cambridge Technology Partners India Private Limited	India
Cambridge Technology Partners Limited	Japan
Immunix, Inc.	Oregon
Novell (Schweiz) AG	Switzerland
Novell (Taiwan) Co., Ltd.	Taiwan
Novell Austria GmbH	Austria
Novell Belgium N.V.	Belgium
Novell Canada, Ltd.	Canada
Novell Chile S.A.	Chile
Novell Corporation (Malaysia) Sdn Bhd	Malaysia
Novell Danmark A/S	Denmark
Novell de Argentina S.A.	Argentina
Novell de Mexico, S.A. de C.V.	Mexico
Novell do Brasil Software Ltda.	Brazil
Novell European Services Ltd	United Kingdom
Novell European Services S.A.S.	France
Novell Finance Limited	Cayman
Novell Finland OY	Finland
Novell Germany GmbH	Germany
Novell Holding Deutschland GmbH	Germany
Novell Holdings, Inc.	Delaware
Novell Hong Kong Limited	Hong Kong
Novell India Pvt. Ltd.	India
Novell International Holdings, Inc.	Delaware
Novell Ireland Real Estate Limited	Ireland
Novell Ireland Software Limited	Ireland
Novell Israel Software Limited	Israel
Novell Italia s.r.l.	Italy
Novell Korea Co., Ltd	Korea
Novell Licensing International BV	Netherlands
Novell Luxembourg SARL	Luxembourg
Novell Nederland B.V.	Netherlands
Novell New Zealand Limited	New Zealand
Novell Norge AS	Norway

State of Incorporation or
Wholly-Owned Entities	Country in Which Organized
Novell Philippines, Incorporated	Philippines
Novell Portugal Informatica Lda	Portugal
Novell Pty Ltd	Australia
Novell S.A.R.L.	France
Novell Singapore Pte Ltd	Singapore
Novell Software (Beijing) Ltd	China, PRC
Novell Software de Colombia S.A.	Columbia
Novell Software Development (I) Pvt. Ltd.	India
Novell Software International Limited	Ireland
Novell Soluciones y Consultorya de Venezuela C.A.	Venezuela
Novell South Africa (Proprietary) Limited	South Africa
Novell Spain S.A.	Spain
Novell Svenska AB	Sweden
Novell Technology Capital Management, Inc.	Delaware
Novell UK Limited	United Kingdom
RedMojo Inc.	Delaware
Senforce Technologies, Inc.	Delaware
SilverStream Securities Corporation	Massachusetts
SilverStream Software, LLC	Delaware
SUSE CR s.r.o.	Czech Republic
SuSE LINUX GmbH	Germany
SUSE Linux Products GmbH	Germany
SUSE Werbeagentur GmbH	Germany
Tally Systems, LLC	Delaware

State of Incorporation or
Majority-Owned Entities	Country in Which Organized
Novell Japan, Ltd.	Japan
Empirical Acquisition Corp.	California
Cambridge Technology Capital Fund I, L.P.	Delaware